Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-188040 and No. 333-184536) and Form S-8 (No. 333-186554 and No. 333-197997) of Customers Bancorp, Inc. of our report dated March 18, 2013 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Allentown, Pennsylvania
February 27, 2015